Exhibit 99.1

SERVICE AGREEMENT

This Service Agreement (this “Agreement”) is made as of this 1st day of May, 1993, by and between MBNA Information Services, Inc., a Delaware corporation with its principal place of business in Addison, Texas (“Information Services”) and MBNA America Bank, N.A., a national banking association with its principal place of business in Newark, Delaware (“Customer”).

WHEREAS, Information Services operates a data processing center and provides certain Services (as hereinafter defined) to subscribers; and

WHEREAS, Customer desires to subscribe to and use certain data processing Services provided by Information Services on the terms and conditions hereinafter specified.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter expressed, Customer and Information Services agree as follows:

ARTICLE I – DEFINITIONS

1.1 “Agreement” means this Service Agreement, as supplemented or amended from time to time.

1.2 “Associate” means any entity which Customer specifies in writing is, through Customer, to receive Services hereunder. Each Associate will have an identifier number which is a sub-set of the identifier number assigned to Customer.

1.3 “Operating Guides” means collectively the Operations and Services Guide, operating bulletins and manuals as such exist from time to time.

1.4 “Services” means those data processing, payment processing, lockbox, settlement, and other services offered by Information Services to, and accepted by, Customer from time to time pursuant hereto as more fully described in the Operating Guides.

1.5 “Termination Date” means the last day of the Term.

ARTICLE II – TERM OF AGREEMENT

2.1 Effective Date. This Agreement is effective as of January 1, 1993 (the “Commencement Date”) and will remain in effect for a period of three (3) years thereafter (the “Term”). On each anniversary of the Commencement Date, the Term of this Agreement shall automatically be extended for an additional one (1) year period unless either party gives written notice to the other party of its intention to terminate this Agreement not fewer than one hundred eighty (180) days prior to such anniversary of the Commencement Date.

2.2 Extraordinary Early Termination. Notwithstanding anything contained in this Agreement to the contrary:

(a) Customer, in its sole discretion, may terminate the Term of this Agreement immediately: (i) upon the material failure by Information Services or its successors or assigns to perform any term or condition of this Agreement and the failure by Information Services or its successors or assigns, after having received written notice of such failure from Customer, to cure such default within thirty (30) days after receipt of such notice; or (ii) if Information Services or its successors or assigns becomes insolvent, makes an assignment for the benefit of creditors, or seeks the protection of any bankruptcy or similar statute governing creditors’ rights, or a supervisory agent, conservator, liquidator, or receiver is appointed for Information Services, Information Services is placed in liquidation by any governmental, regulatory, or judicial authority having jurisdiction over Information Services, any regulatory authority having jurisdiction over Information Services gives notice of intention to suspend or revoke, or suspends or revokes Information Services’s operations or charter, or any governmental, regulatory, or judicial authority takes control over the business or affairs of Information Services or otherwise becomes significantly involved in the day-to-day operations of Information Services.

(b) Information Services, in its sole discretion, may terminate the Term of this Agreement immediately: (i) upon the material failure by Customer to perform any term or condition of this Agreement and the failure by Customer, after having received written notice of such failure from Information Services, to cure such default within thirty (30) days after receipt of such notice; (ii) if any state or federal authority or agency having responsibility or authority over the actions or activities of Customer determines that this Agreement or the providing of the Services hereunder is not a permissible activity of Customer, such termination to be effective from the effective date of such determination; or (iii) if Customer becomes insolvent, makes an assignment for the benefit of creditors, or seeks the protection of any bankruptcy or similar statute governing creditors’ rights, or a supervisory agent, conservator, liquidator, or receiver is appointed for Customer, Customer is placed in liquidation by any governmental, regulatory, or judicial authority having jurisdiction over Customer, any regulatory authority having jurisdiction over Customer gives notice of intention to suspend or revoke, or suspends or revokes Customer’s operations or charter, any governmental, regulatory, or judicial authority takes control over the business or affairs of Customer or otherwise becomes significantly involved in the day-to-day operations of Customer, or all or a significant portion of the assets of Customer are transferred to an entity which is owned or controlled by any such governmental, regulatory, or judicial authority.

(c) Either party may terminate the Term of this Agreement if any state or federal authority or agency having responsibility or authority over the actions or activities of Information Services determines that this Agreement or the providing of the Services hereunder is not a permissible activity of Information Services and such determination becomes final and unappealable, it being agreed that Information Services is under no obligation to contest or appeal any such determination.

2.3 Obligations of the Parties Upon Termination. (a) All obligations of the parties incurred or existing under this Agreement with respect to transactions occurring on or before the Termination Date shall survive such termination or expiration.

(b) Termination of the Agreement, other than pursuant to Section 2.2 (a) or (c) of this Agreement, will not affect the extent of Customer’s liability for fixed or contingent obligations of Customer arising prior to such termination, including, without limitation, payment by Customer of Customer’s Minimum Annual Obligation and payment by Customer of all trailing transactions pursuant to Section 5.5 hereof.

ARTICLE III – SERVICES

3.1 Available Services. Pursuant to this Agreement, Customer may obtain from Information Services the Services during the Term. Information Services agrees to provide all Services in conformity with its then current Operating Guides.

3.2 Equipment. Information Services is not obligated to provide any equipment to Customer, and Customer is responsible for obtaining all equipment necessary for any Services provided hereunder, including, without limitation, all data communication lines, terminals and modems. Any equipment utilized by Customer in connection with its obtaining Services from Information Services must be compatible with Information Services’s equipment. Information Services assumes no responsibility whatsoever for the maintenance of any equipment even though such equipment is or may be a part of an integrated system used in providing online services to Customer.

3.3 Special Requests. Customer shall pay Information Services, at a price to be agreed to by the parties, for any Customer special request system enhancement which is either (i) developed by Information Services for Customer and is designated by Customer as proprietary, or (ii) which Information Services has notified Customer is of limited use to anyone other than Customer.

ARTICLE IV – WORKING RELATIONSHIPS, PROCEDURES AND COVENANTS

4.1 Program Data. Customer will furnish Information Services with all data and information in whatever form or nature may be reasonably prescribed by Information Services as necessary for Information Services to render to Customer the Services. The accuracy and completeness of such data and information are the sole responsibility of Customer and its Associates.

4.2 Confidentiality and Ownership of Documentation.

(a) Customer and its Associates will keep confidential any information relative to Information Services or any customers of Information Services, any associates of any customers, or any other customer of Information Services, and the business plans and methods of doing business of any of them that Customer or any Associate may acquire except information which (i) is generally known to the trade or the public at the time Customer or Associate acquires such information or (ii) becomes generally known to the trade or the public subsequent to the time of such acquisition and not as a result of disclosure thereof by Customer or such Associate. The parties expressly acknowledge that all software programs, software program documentation, user documentation and any other documents or information of every nature, kind and description produced by Information Services in connection with performing the Services specified in this Agreement (collectively, the “Information”) is proprietary to Information Services and shall remain the sole and exclusive property of Information Services. All applicable rights to copyrights, trade secrets, patents, trademarks and any and all other intellectual or proprietary rights of every nature, kind and description whatsoever in the Information, or any modifications or enhancements thereof, shall remain at all times with Information Services. Customer shall not sell, publish, disclose, display or otherwise make available any of the Information to any other party whatsoever. Customer agrees to secure and protect the Information in a manner consistent with the maintenance of Information Services’s rights therein and to take appropriate action by instruction or agreement with its employees, agents or consultants who are permitted access to any portion of the Information in order to satisfy Customer’s obligations hereunder.

(b) Information Services will hold in confidence information furnished to it relating to Customer, its clients, merchants or Associates, including names, addresses, credit limits, current balances, delinquencies, floor limits, daily volumes, any other related information, except information which (a) is generally known to the trade or the public at the time Information Services acquires such information or (b) becomes generally known to the trade or the public subsequent to the time of such acquisition and not as a result of disclosure thereof by Information Services.

All files and documentation owned by Customer or its Associates which are provided to Information Services will remain the property of Customer. Information Services agrees to use ordinary care in the storage and retrieval of files and documentation so that it will be able to return them to Customer and/or its Associates. Except as hereafter provided, Information Services will not reveal to any customer of Information Services, any information pertaining to Customer’s clients, merchants or Associates, without the consent of Customer. So long as Customer’s and/or its Associates’ records are in the possession of Information Services, such records will be made available at all reasonable times upon written request by Customer, its agents or designees, including independent auditors, to such persons or entities as may be designated in such request. Information Services promptly will notify Customer of any request for Customer Information made by an person other than Customer, but it shall be Customer’s obligation to commence any appropriate proceeding(s) to protect such request(s).

(c) The operation of this section shall survive any termination of this Agreement whatsoever.

4.3 Information Services’s Reporting Obligation. Information Services will furnish Customer with Information Services’s standard statistical reports and other information as may be normally and reasonably required in Customer’s operations and as may be requested by Customer if such request is pertinent to the fulfillment of Information Services’s obligations hereunder.

4.4 Insurance. Information Services agrees to retain adequate insurance, including property insurance, general liability insurance and errors and omissions insurance, providing for:

(a) coverage for any and all amounts necessary to reconstruct sale slips, credits, other evidences of debt, or other evidences of any transactions:

(b) coverage for any and all amounts necessary to replace tapes and reconstruct information stored on such magnetic tapes or any other medium whatsoever;

(c) coverage for additional expenses incurred by Information Services which are required to allow Information Services to continue processing and servicing in accordance with this Agreement and in accordance with Information Services’s past custom and practice; and

(d) coverage for any and all amounts necessary to replace all processing units, computer consoles, or other computer hardware of Information Services used in connection with the processing activities of Information Services under this Agreement.

4.5 Disaster Recovery. (a) Throughout the term of this Agreement, Information Services agrees to maintain and retain in a commercially reasonable manner: (1) backup of all of its software in the form of the offsite storage of its source and object codes as well as all documentation necessary to reconstruct the software; (2) offsite storage for each of Customer’s data files used in connection with other processing services provided by Information Services under this Agreement; (3) a backup power supply system to guard against electrical outages; and (4) backup for online communications.

(b) Further, Information Services covenants and agrees to maintain and retain throughout the term of this Agreement commercially reasonable offsite disaster recovery capabilities which permit Information Services to recover from a disaster and continue providing the Services required under this Agreement within a commercially reasonable period. Subject to the execution of an appropriate confidentiality agreement by Customer, Information Services agrees to provide a copy of its disaster recovery plan to Customer. Customer acknowledges that Information Services may amend such plan from time to time in its sole discretion. Information Services agrees to cause an independent third party review of the recovery plan at least once every two (2) calendar years which review shall be performed in accordance with standard industry audit procedures. Additionally, Information Services shall periodically test the operation and effectiveness of the recovery plan to ensure its effectiveness in providing disaster recovery capability to Information Services.

4.6 Official Record of Customer. At all times during the term hereof, Customer will continuously include and maintain as part of its official written books and records, this Agreement and each of the Schedules and exhibits attached hereto or referenced herein.

ARTICLE V – CHARGES, BILLING, AND PAYMENT

5.1 Information Services Fees. (a) For Services rendered pursuant hereto, Customer shall pay to Information Services on an annual basis on or before February 15 of each calendar year, the difference between: (i) the aggregate amount of Total Expenses of Information Services for the previous calendar year, and (ii) the gross non-Customer contract revenues received by Information Services during such calendar year less any and all Pass-Through Costs (the “Annual Payment”). Estimated payments shall be made on a monthly basis based on the reasonable estimates made jointly by Information Services and Customer with respect to its expected revenues and anticipated costs and expenses for the remainder of the then current calendar year. Final determination of the Annual Payment shall take place within forty-five (45) days after the end of each fiscal year. The Annual Payment shall be determined pursuant to a cost accounting analysis performed jointly by representatives of Customer and Information Services.

(b) Customer also agrees to pay Information Services all Pass-Through Costs attributable to Customer upon receipt of an invoice therefor from Information Services.

(c) The term “Total Expenses” shall mean those costs or expenses (except for Pass-Through Costs) paid or accrued by Information Services in connection with the entirety of its business operations as structured by Information Services from time to time including, but not limited to, costs and expenses paid for equipment, software, applications, personnel, facilities, insurance, fixtures and computer time.

(d) The term “Pass-Through Costs” means any costs or expenses which are billed to Information Services by third parties, including without limitation postage, courier expenses, MasterCard International, Inc. fees, Visa USA fees and other out-of-pocket expenses of Information Services (“Pass-Through Costs” ).

5.2 Customer’s Minimum Annual Obligation. (a) Except as otherwise provided herein, for each calender year period (“Minimum Fee Period”) of this Agreement, Customer agrees to pay Information Services a minimum amount of fees for Services provided hereunder exclusive of all Pass-Through Costs attributable to Customer (the “Minimum Annual Obligation”).

(b) The Minimum Annual Obligation for each Minimum Fee Period shall be equal to the aggregate amount of all unfunded Fixed Costs paid or accrued during such Minimum Fee Period; provided that for the purpose of this subsection only, the term ”Fixed Costs” shall mean those Fixed Costs which were paid or accrued during such Minimum Fee Period in anticipation of the continued performance by Customer of this Agreement.

(c) If Customer, pursuant to Sections 2.2(a) or (c), elects to terminate this Agreement effective prior to the next Termination Date, Customer shall be liable with respect to Services actually and properly rendered, and Customer will have no liability for any Minimum Annual Obligation if the fees for such Services through the date processing ceases are less than the Minimum Annual Obligation that otherwise would be owing.

(d) If, for reasons other than those set forth in Sections 2.2(a) or (c), Customer terminates this Agreement, or Information Services terminates this Agreement pursuant to Section 2.2(b) or (c), Customer shall be liable for: (i) any unpaid Minimum Annual Obligation owed with respect to the Minimum Fee Period during which notice of termination is given; plus (ii) any Minimum

Annual Obligation for any Minimum Fee Period occurring between the date that notice of termination is given and the end of the Term.

5.3 Installation, Maintenance and Termination. Customer is responsible for all costs of the installation and maintenance of all data communications lines, terminals and modems utilized as permitted by Section 3.2 of this Agreement and for all service termination charges of such data communication lines, terminals and modems.

5.4 Taxes. Customer will pay any taxes or governmental charges now or hereafter applicable to this Agreement or any part of the Services rendered hereunder, provided that Customer is not liable for taxes levied on or measured by the net income to Information Services.

5.5 Payment.

(a) All sums owed Information Services hereunder (including, without limitation, sales slips, cash advances, credit slips, charge-backs, expenses, fees, and other charges related to items processed through Information Services) are due and payable as the Services are rendered or the expense or other liability is incurred by Information Services without the necessity of prior demand. To facilitate such payment and the rendering of Services by Information Services hereunder, Customer shall maintain a settlement account with a minimum balance at all times as determined by the settlement bank (the “Settlement Account”) and shall adhere to Information Services’s settlement procedures, as such exist from time to time.

(b) Customer shall ensure that at all times Information Services shall have the right to draft on the Settlement Account for payment of such sums. Information Services may from time to time as it, in its sole discretion deems appropriate, draft on the Settlement Account for payment of sums due hereunder.

(c) If for any reason any draft on the Settlement Account is not honored, Information Services will promptly notify Customer of such dishonor, and Customer shall within twenty-four (24) hours of learning of such dishonor pay Information Services the amount thereof (including, at Information Services’s option, interest thereon calculated at Information Services’s current borrowing rate), plus any expenses, including reasonable attorneys fees, incurred by Information Services in connection therewith. The dishonor of any draft shall constitute a default hereunder.

(d) In order to accommodate the processing of trailing transactions, Customer agrees to maintain the Settlement Account for a period of six (6) months following termination of this

Agreement. Thereafter, Customer agrees to provide thirty (30) days written notice to Information Services prior to closing the Settlement Account. Following the closing of the Settlement Account, Information Services will periodically invoice Customer for any trailing transactions. This provision shall survive any termination or expiration of this Agreement.

5.6 Compensating Balance. Customer agrees to maintain at all times throughout the term hereof, funds on deposit with Information Services in an amount equal to (a) the aggregate amount of the transactions paid through the interchange systems on the previous day or if daily receipts tend to fluctuate by a significant amount at certain times during the week, month or year, an amount equal to the highest aggregate amount of transactions paid during the relevant period plus (b) an amount equal to NAS pass through fees and chargebacks (the Compensating Balance”).

5.7 Grant of Security Interest. Customer hereby grants to Information Services a security interest in, and pledges as security for its obligations hereunder, the Compensating Balance along with all other funds or property on deposit with, or in the possession of, or under the control of, Information Services.

ARTICLE VI – LIABILITY FOR LOSS OR DAMAGE

6.1 Limited Monetary Liability. If Information Services fails to perform or improperly or incorrectly performs any of the Services provided pursuant of this Agreement, Information Services will perform or reperform correctly such Services. Information Services will not be liable hereunder to Customer, any Associate, or any customer of either of them, for any loss, damage, claim, expense, or injury consequent of or arising out of any act taken on behalf of Customer or any Associate except those which are the sole and proximate result of the willful misconduct or gross negligence of Information Services, its designated agents or employees. In no event will Information Services be liable for any incidental or consequential damages.

6.2 Indemnity. Customer and Information Services acknowledge that there are certain predictable losses inherent in Customer’s lending programs with respect to which Information Services performs or will perform the Services. Customer understands that Information Services will provide Services to Customer based on information and documents provided by Customer, and Customer assumes sole responsibility for the accuracy of such information and documents and shall indemnify Information Services from any liability with respect thereto or arising as a result thereof. Customer will indemnify, save and hold Information Services harmless from any and all loss, cost, damage, claim, or expense, including attorneys’ fees and court costs, which Information Services may incur, suffer or become liable for, directly or indirectly, whether asserted by Customer, any Associate, any customer or either of them, or any other person or entity, arising out of, in any manner related to, or as a result of: (a) the breach or alleged breach by Customer of any contract between Customer and any Associate or the taking of any action or failure to take action by Customer or any Associate which violates or is alleged to violate any contract or duty owed to any Associate or any other person or entity; (b) any violation or alleged violation by Customer or any Associate, or for which Customer or any Associate is or is alleged to be liable, of any state or federal act or regulation, including without limitation the Equal Credit Opportunity Act, Fair Credit Reporting Act, the Truth-in-Lending Acts and the regulations promulgated pursuant to any of them or any applicable federal or state laws relating to the maximum rates of interest, fees, or other changes which may be charged or disclosures which must be made, in connection with any transaction or otherwise; (c) any chargeback or compliance item routed through Information Services; or (d) the taking or failure to take by Information Services of any action based in whole or in part on information or documents provided to Information Services by or on behalf of Customer or any Associate.

6.3 Force Majeure. Information Services is not liable for the failure properly to provide Services, nor is it obligated to make any refund or provide any credit of any amounts paid by Customer with respect thereto, if such failure in whole or in part is a result of acts of civil or banking authorities, national emergencies, labor difficulties, fire, flood or other catastrophes, acts of God, insurrection, war, power supply problems or failure, malfunctions or difficulties with the data processing equipment not reasonably avoidable by Information Services, vandalism, malicious mischief, civil commotion, or other causes reasonably beyond Information Services’s control.

6.4 Data Lost During Transport. Information Services is not responsible for any loss of data occasioned during transportation of data between Information Services and Customer, except in those circumstances in which proof of receipt of such data by Information Services is made and Information Services is capable of reproducing such data, in which case Information Services’s sole liability is to reproduce such data.

6.5 Continuation of Indemnity and Liability. The indemnities and limitations of liability specified in this Article VI shall survive termination of the Agreement.

ARTICLE VII – DISENGAGEMENT

7.1 Procedures Upon Termination.

(a) Upon termination of this Agreement for whatever reason, Information Services will deliver to Customer, or to such person or organization as may be designated in writing by Customer, the then-current data files of the Customer and its Associates in a format compatible with Information Services’s technical specifications in effect at such time and such other information, files, reports, and materials as Information Services customarily provides to terminating customers of Information Services. Information Services agrees to provide as an Information Services special request (and subject to the rate agreed to by the parties) such reasonable assistance as Customer may require in order for Customer or the designee of Customer to convert the data files and other Customer information.

(b) Upon termination of this Agreement, Customer will pay the sum of: (i) the greater of (A) all outstanding charges which are due and owing at that date for Services which Information Services shall have rendered hereunder other than special requests, or (B) any remaining portion of the Minimum Annual Obligation; plus (ii) all outstanding charges for special requests which are due and owing at the date of termination; plus (iii) the unamortized portion of conversion costs if the service agreement is terminated prior to the termination date of the initial term. Receipt of such payment shall constitute full satisfaction of any and all obligations Customer may have to Information Services under this Agreement for Information Services’s fees for Services rendered.

7.2 Forwarding Information. Information Services shall immediately forward Customer or its designee any information concerning Customer’s transactions, authorizations, fees or settlements which it receives after termination of this Agreement.

7.3 Wind-down Period for Events of Termination. In the event of termination of this Agreement, and so long as Customer has satisfied its payment obligations (other than those for Information Services’s processing fees which are the subject of a good faith dispute by Customer) Information Services and Customer shall work together to first formulate and then carry out a systems conversion plan whereby over a reasonable period specified by Customer not to exceed two hundred ten (210) days Information Services will supply, as an Information Services special request (and subject to the rate agreed to by the parties), another processor designated by Customer with any information reasonably necessary to enable the designated processor to provide Services to Customer.

ARTICLE VIII – REPRESENTATIONS AND WARRANTIES

8.1 Customer. Customer represents, warrants and agrees as follows: (a) Customer is a national banking association organized under the laws of the United States and is duly qualified and in good standing in every jurisdiction in which its business so requires and will continue to be so qualified during the term of this Agreement; (b) the execution, delivery and performance of this Agreement are within the corporate powers of Customer, and this Agreement constitutes a valid and binding obligation of Customer; and (c) there is no action or proceeding pending or, to the knowledge of Customer, threatened, which might impair Customer’s ability to perform the obligations undertaken by it pursuant to this Agreement.

8.2 Information Services. Information Services represents, warrants and agrees as follows: (a) Information Services is a for profit corporation duly organized under the laws of Delaware and is duly qualified and in good standing in every jurisdiction in which its business so requires and will continue to be so qualified during the term of the Agreement; (b) the execution, delivery and performance of this Agreement are within the corporate powers of Information Services and, upon authorization by Information Services’s Board of Directors and execution by Information Services and Customer, this Agreement constitutes a valid and binding obligation of Information Services; (c) Information Services is the owner of, or is licensed to use, all of the names, trademarks, service marks, trade names, copyrights, patents or licenses applicable to the Services and any and all software, procedures or documentation used by Information Services in performing its obligations under this Agreement; and (d) there is no action, suit or proceeding pending or, to the knowledge of Information Services, threatened which might impair Information Services’s ability to perform the obligations undertaken by it pursuant to this Agreement.

ARTICLE IX – GENERAL PROVISION

9.1 Invalidity of Any Provision. If any provision of this Agreement is declared illegal, invalid, or unenforceable, the other provisions shall not be affected but shall remain in full force and effect.

9.2 Amendment or Waiver. No provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged, or terminated unless each party hereto consents in writing.

9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.4 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto. Nothing in this Agreement shall be construed to grant to any person other than the parties hereto, and their respective permitted successors and permitted assigns, any right, remedy or claim hereunder.

9.5 Notices. Any notice required or authorized to be given under the terms of this Agreement shall be sent by courier or certified mail, return receipt requested and postage prepaid, to the other party at its address set forth below. Notice shall be deemed received on the date delivered, or if by mail, on the date indicated on the return receipt or, in the absence of any such date, on the date such notice was actually received.

9.6 Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MBNA AMERICA BANK, N.A.		MBNA INFORMATION SERVICES, INC.

By:	/s/ Bruce L. Hammonds	By:	/s/ Ronald W. Davies
	(Authorized Signature)		(Authorized Signature)

Its:	VICE CHAIRMAN	Its:	CHAIRMAN & CEO
	BRUCE L. HAMMONDS		RONALD W. DAVIES
	(Printed Name)		(Printed Name)

Address:		Address:

400 Christiana Road Newark, Delaware 19713		P. O. Box 809051 Dallas, Texas 75380-9051